SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported)         March 29, 2001
                                                --------------------------------


                                 AMERIPATH, INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


       000-22313                                             65-0642485
       ---------                                             ----------
(Commission File Number)                       (IRS Employer Identification No.)


                                7289 Garden Road
                                    Suite 200
                          Riviera Beach, Florida 33404
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          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code         (561) 845-1850
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.  Other Events

              AMENDMENT TO CREDIT FACILITY; MERGER-RELATED CHARGES

         In the AmeriPath, Inc. (the "Company") Annual Report on Form 10-K for the year ended December 31, 2000, the Company disclosed that there was the potential of $5.4 million of charges in excess of the $17.5 million already allowed in Amendment No. 2 to the Company's Credit Facility. This is the result of the formalization of the Inform DX integration plans, and is expected to result in further synergies. These additional charges could have caused the Company to be in technical default of one or more of its covenants under its Credit Facility at the end of the first quarter of 2001.

         On March 29, 2001, the Company and its lenders executed an amendment to the Credit Facility ("Amendment No. 3"), which excludes an additional $5.4 million, or $28.3 million in total for all three amendments to the Credit Facility, of charges from its covenant calculations. In addition, Amendment No. 3 (i) increased the Company's borrowing rate by 37.5 basis points; (ii) requires the Company to use a minimum of 30% equity for all acquisitions; (iii) requires the Company to use no more than 20% of consideration for acquisitions in the form of contingent notes; and (iv) requires lender approval of all acquisitions with a purchase price greater than $10 million. The Company will also be required to pay an amendment fee of up to 30 basis points to those lenders which consented to the amendment. The maximum amount of the amendment fee would be $700,000.

         This description is not complete and is qualified in its entirety by reference to Amendment No. 3, dated March 29, 2001, to the Amended and Restated Credit Agreement dated as of December 16, 1999, among AmeriPath, Inc., certain of its subsidiaries, Fleet National Bank (formerly BankBoston N.A.) and certain other lenders attached as Exhibit 10.47 and the Press Release attached as
Exhibit 99.1 hereto, which Exhibit is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financials and Exhibits

(c)      Exhibits

 Exhibit Number                         Description
----------------  --------------------------------------------------------------
      10.47 Amendment No. 3, dated March 29, 2001, to the Amended and Restated Credit Agreement dated as of December 16, 1999, among AmeriPath, Inc., certain of its subsidiaries, Fleet National Bank (formerly BankBoston N.A.) and certain other lenders

      99.1 Press release, dated April 5, 2001, announcing that the Company has amended its credit facility with the syndicate of banks led by Fleet National Bank.
----------------  --------------------------------------------------------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         AMERIPATH, INC.


Dated: April 6, 2001                     By: /s/ Gregory A. Marsh
                                            ---------------------------------
                                             Gregory A. Marsh
                                             Vice President and
                                             Chief Financial Officer

                                INDEX TO EXHIBITS

 Exhibit Number                            Description
----------------  --------------------------------------------------------------
      10.47 Amendment No. 3, dated March 29, 2001, to the Amended and Restated Credit Agreement dated as of December 16, 1999, among AmeriPath, Inc., certain of its subsidiaries, Fleet National Bank (formerly BankBoston N.A.) and certain other lenders

      99.1 Press release, dated April 5, 2001, announcing that the Company has amended its credit facility with the syndicate of banks led by Fleet National Bank.
----------------  --------------------------------------------------------------